EXHIBIT 99.3

The expenses to be incurred by the Company relating to the registration and offering of 13,800,000 shares of common stock pursuant to a Registration Statement on Form S-3 (File No. 333-161721) and a related prospectus supplement filed with the Securities and Exchange Commission on November 3, 2010 is estimated to be as follows:

Estimated Fees
SEC registration fee	$35,000
Legal fees and expenses	200,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Accounting fees and expenses	295,000
Printing fees	70,000
Total expenses	$600,000